EXHIBIT 21

Subsidiaries of Dean Foods Company
As of December 31, 2017

Legal Name	Jurisdiction of Organization	Owner	% Ownership
Alta-Dena Certified Dairy, LLC	DE	Dean West II, LLC	100%
Berkeley Farms, LLC	CA	Dean West II, LLC	100%
Carnival Ice Cream N.V.	Netherlands	Dean Holding Company	100%
Cascade Equity Realty, LLC	DE	Suiza Dairy Group, LLC	100%
Country Fresh, LLC	MI	Dean East, LLC	100%
Dairy Group Receivables GP II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dairy Group Receivables GP, LLC	DE	Suiza Dairy Group, LLC	100%
Dairy Group Receivables II, L.P.	DE	Dean Dairy Holdings, LLC Dairy Group Receivables GP II, LLC	99.9% 0.1%
Dairy Group Receivables, L.P.	DE	Suiza Dairy Group, LLC Dairy Group Receivables GP, LLC	99.9% 0.1%
Dairy Information Systems Holdings, LLC	DE	Suiza Dairy Group, LLC	100%
Dairy Information Systems, LLC	DE	Dairy Information Systems Holdings, LLC	100%
Dean Dairy Holdings, LLC	DE	Dean Holding Company	100%
Dean East II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dean East, LLC	DE	Suiza Dairy Group, LLC	100%
Dean Foods Foundation	IL	Dean Management, LLC	100%
Dean Foods North Central, LLC	DE	Dean East II, LLC	100%
Dean Foods of Wisconsin, LLC	DE	Suiza Dairy Group, LLC	100%
Dean Holding Company	WI	Dean Foods Company	100%
Dean Intellectual Property Services II, Inc.	DE	DIPS Limited Partner II	100%
Dean International Holding Company	DE	Dean Foods Company	100%
Dean Management, LLC	DE	Dean Foods Company	100%
Dean Puerto Rico Holdings, LLC	DE	Dean Foods Company	100%
Dean Services, LLC	DE	Dean Management, LLC	100%
Dean Transportation, Inc.	OH	Dean Dairy Holdings, LLC	100%
Dean West II, LLC	DE	Dean Dairy Holdings, LLC	100%
Dean West, LLC	DE	Suiza Dairy Group, LLC	100%
DFC Aviation Services, LLC	DE	Dean Management, LLC	100%
DFC Energy Partners, LLC	DE	Dean Foods Company	100%
DFC Ventures, LLC	DE	Dean Foods Company	100%
DGI Ventures, Inc.	DE	Dean Foods Company	100%
DIPS Limited Partner II	DE	Dean Holding Company	100%
Franklin Holdings, Inc.	DE	Dean Foods Company	100%
Franklin Plastics, Inc	DE	Franklin Holdings, Inc.	99.5%
Fresh Dairy Delivery, LLC	DE	Dean Transportation, Inc.	100%
Friendly's Ice Cream Holdings Corp.	DE	Dean Foods Company	100%
Friendly's Manufacturing and Retail, LLC	DE	Friendly's Ice Cream Holdings Corp.	100%
Garelick Farms, LLC	DE	Dean East, LLC	100%
Importadora y Distribuidora Dean Foods, S.A. de C.V.	Mexico	Tenedora Dean Foods Internacional, S.A. de C.V. Dean Dairy Holdings, LLC	99.08% 0.02%
Mayfield Dairy Farms, LLC	DE	Dean East II, LLC	100%
Midwest Ice Cream Company, LLC	DE	Dean East II, LLC	100%
Model Dairy, LLC	DE	Dean West, LLC	100%
Organic Valley Fresh, LLC	DE	Dean Foods Company	50%
Reiter Dairy, LLC	DE	Dean East II, LLC	100%
Sampson Ventures, LLC	DE	Suiza Dairy Group, LLC	100%
Shenandoah's Pride, LLC	DE	Garelick Farms, LLC	100%
Southern Foods Group, LLC	DE	Dean West, LLC	100%
Steve's Ice Cream, LLC	DE	Dean Foods Company	100%
Suiza Dairy Group, LLC	DE	Dean Foods Company	100%
Tenedora Dean Foods Internacional, S.A. de C.V.	Mexico	Dean West II, LLC Dean Holding Company	99.08% 0.02%
Tuscan/Lehigh Dairies, Inc.	DE	Garelick Farms, LLC	100%
Uncle Matt's Organic, Inc.	DE	DFC Ventures, LLC	100%
Verifine Dairy Products of Sheboygan, LLC	WI	Dean East II, LLC	100%